EXHIBIT 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 8, 1997, on our audits of the financial statements of C-Phone Corporation as of February 28, 1997 and February 29, 1996, and for the three years in the period ended February 28, 1997, appearing in the C-Phone Corporation Annual Report on Form 10-KSB for the fiscal year ended February 28, 1997. We also consent to the reference to our firm under the caption "Experts".



/s/ COOPERS & LYBRAND L.L.P.
--------------------------------
    Coopers & Lybrand L.L.P.



Raleigh, North Carolina
February 12, 1998


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